As filed with the Securities and Exchange Commission on March 9, 2026

Registration No. 333-_______
______________________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
________________

Circle Internet Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	99-2840247
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One World Trade Center New York, NY (332) 334-0660	10007
(Address of Principal Executive Offices)	(Zip Code)

Circle Internet Group, Inc. 2025 Omnibus Incentive Plan
Circle Internet Group, Inc. 2025 Employee Stock Purchase Plan
(Full Title of the Plans)

Jeremy Allaire Chairman and Chief Executive Officer Circle Internet Group, Inc. One World Trade Center New York, NY 10007 (Name and Address of Agent For Service)

(332) 334-0660 (Telephone Number, Including Area Code, of Agent for Service)
___________________
Copies to:
Richard D. Truesdell, Jr. Daniel P. Gibbons Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000		Sarah K. Wilson General Counsel & Corporate Secretary Circle Internet Group, Inc. One World Trade Center New York, NY 10007 (332) 334-0660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer
Non-accelerated filer	(Do not check if a smaller reporting company)	Smaller reporting company
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
Pursuant to General Instruction E to Form S-8, Circle Internet Group, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register additional shares of Class A common stock, $0.0001 par value per share, of the Registrant (“Class A Common Stock”) for issuance under the Registrant’s 2025 Omnibus Incentive Plan (the “2025 Plan”) and the Registrant’s 2025 Employee Stock Purchase Plan (“2025 ESPP”). The number of shares of Class A Common Stock available for issuance under the 2025 Plan is subject to an annual increase on the first day of each fiscal year of the Registrant by an amount equal to the lesser of (i) five percent (5%) of the aggregate number of shares of all classes of the Registrant’s common stock outstanding on the last day of the immediately preceding fiscal year and (ii) such number of shares of Class A Common Stock as determined by the Registrant’s compensation committee (the “2025 Plan Evergreen Provision”). The number of shares of Class A Common Stock available for issuance under the 2025 ESPP is subject to an annual increase on the first day of each fiscal year of the Registrant by an amount equal to the lesser of (i) one percent (1%) of the aggregate number of shares of all classes of the Registrant’s common stock outstanding on the last day of the immediately preceding fiscal year, and (ii) such number of shares of Class A Common Stock as determined by the Registrant’s Board of Directors (the “ESPP Evergreen Provision”). On January 1, 2026, the number of shares of Class A Common Stock available for issuance pursuant to the 2025 Plan Evergreen Provision and the 2025 ESPP Evergreen Provision increased by 12,114,406 and 2,422,881 shares of Class A Common Stock, respectively (the “2026 Evergreen Shares”). This Registration Statement registers the 2026 Evergreen Shares.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 4, 2025 (File No. 333-287787).

In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(1)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (File No. 001-42671), filed by the Registrant with the Commission on March 9, 2026 (including any amendments or supplements thereto, the “Form 10-K”), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(2)The description of the Registrant’s capital stock which is contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-42671), filed by the Registrant with the Commission on May 27, 2025, including any amendments or supplements thereto.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on June 6, 2025 (File No. 001-42671)).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on June 6, 2025 (File No. 001-42671)).

5.1*	Opinion of Davis Polk & Wardwell LLP.

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Circle Internet Group, Inc.

23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Circle Reserve Fund.

23.3*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in signature page hereof).

99.1
Circle Internet Group, Inc. 2025 Omnibus Incentive Plan (incorporated by reference from Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1/A, filed on May 27, 2025 (File No. 333-286310)).

99.2
Circle Internet Group, Inc. 2025 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1/A, filed on May 27, 2025 (File No. 333-286310)).

107*	Filing Fee Table

*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, New York, on March 9, 2026.

CIRCLE INTERNET GROUP, INC.
By:	/s/ Jeremy Allaire
	Name:	Jeremy Allaire
	Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Jeremy Allaire, Jeremy Fox-Geen, Heath Tarbert, Sarah K. Wilson and each of them, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rules 413 or 462 under the Securities Act of 1933, and to file or cause to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on the dates and in the capacities indicated.

Signature	Title	Date

/s/ Jeremy Allaire	Chief Executive Officer and Chairman (Principal Executive Officer)	March 6, 2026

/s/ Jeremy Fox-Geen	Chief Financial Officer (Principal Financial Officer)	March 6, 2026

/s/ Tamara Schulz	Chief Accounting Officer (Principal Accounting Officer)	March 6, 2026

/s/ Craig Broderick	Director	March 6, 2026

/s/ M. Michele Burns	Director	March 6, 2026

/s/ Rajeev Date	Lead Independent Director	March 6, 2026
/s/ Bradley Horowitz	Director	March 6, 2026

/s/ P. Sean Neville	Director	March 6, 2026

/s/ Danita Ostling	Director	March 6, 2026

/s/ Adam Selipsky	Director	March 6, 2026